SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BancFirst Corporation

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BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	May 25, 2017.

TIME	9:00 a.m., local time.

PLACE	Skirvin Hilton Hotel, 1 Park Avenue (the corner of Park Avenue and Broadway), Oklahoma City, Oklahoma 73102.

ITEMS OF BUSINESS	1.	To elect the 19 directors nominated by our board of directors and named in the accompanying proxy statement;

	2.	To amend our certificate of incorporation to increase the authorized shares of common stock to 40,000,000 shares;

	3.	To ratify the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

	4.	To consider an advisory vote to approve the compensation of named executive officers;

	5.	To consider an advisory vote on the frequency of advisory votes to approve the compensation of named executive officers; and

	6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on April 7, 2017.

PROXY VOTING

Whether or not you attend the meeting in person, it is important that your shares be represented and voted.  Please vote by completing, signing and dating your proxy card and returning it as soon as possible in the enclosed, postage−paid envelope.  This proxy is revocable.  You can revoke this proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors:

Randy Foraker Secretary

Oklahoma City, Oklahoma

April 14, 2017

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

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BANCFIRST CORPORATION

2017 ANNUAL MEETING

PROXY STATEMENT

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BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of BancFirst Corporation of proxies to be used at our 2017 Annual Meeting of Shareholders.  In this proxy statement, we refer to the Board of Directors as the “Board”, to BancFirst Corporation as “we,” “us,” “our” or the “Company” and to our wholly-owned subsidiary, BancFirst as the “Bank.”  This proxy statement, the accompanying proxy card or voter instruction card and our 2016 Annual Report on Form 10−K were first mailed to shareholders on or about April 21, 2017.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

ABOUT THE ANNUAL MEETING

What matters will be voted on at the Annual Meeting?

You will be voting on:

•	Proposal 1: To elect the 19 directors nominated by our board of directors and named in this proxy statement;
•	Proposal 2: To amend our certificate of incorporation to increase the authorized shares of common stock to 40,000,000 shares;
•	Proposal 3: To ratify the selection of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	Proposal 4: To consider an advisory vote to approve the compensation of named executive officers;
•	Proposal 5: To consider an advisory vote on the frequency of advisory votes to approve the compensation of named executive officers; and
•	Such other business as may properly come before the meeting or any adjournments or postponements thereof.

What are the Board’s recommendations?

The Board recommends a vote:

•	for the election of the 19 directors nominated by our board of directors and named in this proxy statement;
•	for the amendment of our certificate of incorporation;
•	for the ratification of the selection of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 of;
•	for the approval of named executive officers’ compensation; and
•	three years as the frequency of holding the advisory vote on compensation of named executive officers.

Who is entitled to vote at the Annual Meeting?

The Board set April 7, 2017 as the record date for the Annual Meeting (the “record date”).  You are entitled to vote if you were a shareholder of record of our common stock as of the close of business on April 7, 2017.  Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, BancFirst Trust and Investment Management, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company.  As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.  If this is the case, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

What will happen if I do not vote my shares?

Shareholders of Record. If you are the shareholder of record of your shares and you do not vote by proxy card or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.”

The election of directors (Proposal No. 1), the proposal to amend the certificate of incorporation (Proposal No. 2), the advisory vote on executive compensation (Proposal No. 4) and the frequency of future advisory votes (Proposal No. 5) are considered non-routine matters under the rules and regulations promulgated by Nasdaq and approved by the Securities and Exchange Commission (“SEC”). Consequently, brokers may not vote uninstructed shares on any of these proposals. The ratification of BKD, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2017 (Proposal No. 3) is considered a routine matter under the rules and regulations promulgated by Nasdaq and approved by the SEC. Consequently, brokers may vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this proposal.

Abstentions and broker non-votes are treated as shares that are present for purposes of determining whether a quorum is present at the Annual Meeting. However, for purposes of determining whether a proposal is approved, abstentions and broker non-votes are tabulated separately. The effect of abstentions and broker non-votes depends on the vote required for a particular proposal. See “What vote is required to approve each proposal," below, for a description of the effect of abstentions and broker non-votes on such proposal.

If you do not give your broker voting instructions, your broker will only be entitled to vote your shares on Proposal 3.  We urge you to provide instructions to your broker, bank or other nominee so that your votes may be counted on all of these important matters.

How many votes can be cast by all shareholders?

Each share of BancFirst Corporation common stock is entitled to one vote.  There is no cumulative voting.  We had 15,891,276 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares that are present and entitled to vote on one or more of the matters to be voted upon at the Annual Meeting are counted as present for establishing a quorum.  Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.  If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each proposal?

Proposal 1: Election of 19 Directors

The election of directors requires the affirmative vote of the holders of at least a majority of the common stock issued and outstanding and entitled to vote. Each director nominee who receives at least a majority of the common stock outstanding will be elected as a director for the ensuing one year. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal 2: Amendment of our certificate of incorporation to increase the authorized shares of common stock to 40,000,000 shares

This proposal requires the affirmative vote of the holders of at least a majority of the common stock issued and outstanding and entitled to vote. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal 3: Ratification of the selection of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017

This proposal requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and eligible to vote.  Abstentions will have the same effect as a vote “against” this proposal.

Proposal 4: Advisory vote to approve the compensation of the named executive officers

The advisory approval of this resolution requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and eligible to vote. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal 5: Advisory vote on the frequency of future advisory votes to approve the compensation of the named executive officers

This say on frequency vote is not a vote to approve or disapprove the Board’s recommendation; rather, shareholders are choosing among four distinct options as reflected on the proxy card (one, two, or three years, or abstain). The choice among the four choices included in this proposal receiving the most votes, present in person or by proxy, will be deemed the choice of the shareholders. Abstentions and broker non-votes will have no effect on the vote for this proposal.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes.  Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice specifying such revocation to the Secretary of the Company.  You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting.  However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your broker, bank or nominee.

What does it mean if I receive more than one proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account.  Please provide voting instructions for all proxy and voting instruction cards you receive.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend.

The Annual Meeting will be held at the Skirvin Hilton Hotel, 1 Park Avenue (the corner of Park Avenue and Broadway), Oklahoma City, Oklahoma 73102.

Who pays for the proxy solicitation and how will the Company solicit votes?

We will bear the expense of printing and mailing proxy materials.  In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation.  We will request brokers, banks and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers, banks and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access the Company’s proxy materials and annual report electronically?

The proxy statement and our 2016 Annual Report on Form 10−K are available on the BancFirst website at http://www.BancFirst.com and the website of the SEC at http://www.sec.gov.  The Company provides these documents on its website and also provides links to the SEC’s website where these reports can be obtained.  The Company’s annual report on Form 10-K for the year ended December 31, 2016 (other than the exhibits thereto), as well as copies of other filings or exhibits to filings made with the SEC, is also available without charge upon written request.  Such requests should be directed to: Randy Foraker, Executive Vice President and Secretary, BancFirst Corporation, 101 North Broadway, Oklahoma City, Oklahoma 73102.  The public may read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available to shareholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting.  This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m., local time, at our principal executive offices at 101 N. Broadway, Oklahoma City, Oklahoma.  Please contact Randy Foraker, Executive Vice President and Secretary, BancFirst Corporation, 101 North Broadway, Oklahoma City, Oklahoma 73102, to make arrangements.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published within four business days of the annual meeting on Form 8-K, which we will file with the SEC.  After the Form 8-K is filed, you may obtain a copy by visiting our website, which provides links to the SEC’s website.  You may also obtain a copy by visiting the SEC’s website directly or by contacting Randy Foraker, Executive Vice President and Secretary, by calling (405) 270-1044, by writing to Mr. Foraker c/o BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102, or by sending an email to him at rforaker@bancfirst.com.

What if I have questions about lost stock certificates or I need to change my mailing address?

Shareholders of record may contact our transfer agent, BancFirst Trust and Investment Management, by calling (405) 270-4797 or writing to BancFirst Trust and Investment Management, P.O. Box 26883, Oklahoma City, Oklahoma 73126, to get more information about these matters.

HOW DO I VOTE?

Your vote is important.  You may vote by mail or attend the Annual Meeting and vote by ballot, all as described below.

Vote by Mail

If you choose to vote by mail, simply mark your proxy card or voting instruction card, sign and date it, and return it in the postage-paid envelope provided.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person.  However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.  You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares represented by the proxy cards or voting instruction cards received, properly marked, signed, dated and not revoked, will be voted at the Annual Meeting.  If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board.  If you fail to return your proxy card, or if your shares are held in “street name” and you do not instruct your broker how to vote your shares by failing to complete the voting instruction card, the effect will be as though you cast a vote “against” Proposal 1, 2 and 4.

MATTERS TO BE VOTED ON

PROPOSAL 1

ELECTION OF 19 DIRECTORS

Our Board currently consists of 19 members. At the recommendation of the Independent Directors’ Committee, the Board has nominated 19 director nominees identified in this Proposal 1 to serve a one-year term, until the 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. For additional information about the director nominees and their qualifications, see “Corporate Governance Principles and Board Matters—Directors of BancFirst Corporation.” The nominees for the election of directors at the Annual Meeting are as follows:

Name	Age	Occupation	Year First Elected Director
Dennis L. Brand	69	Vice Chairman, BancFirst Corporation; President and Chief Executive Officer, BancFirst	2000
C.L. Craig, Jr.	72	Private investor	1998
William H. Crawford	79	Private Investor	2000
James R. Daniel	77	Vice Chairman, BancFirst Corporation	1998
F. Ford Drummond	54	Owner/Operator, Drummond Ranch	2011
David R. Harlow	54	Regional Executive, BancFirst	*
William O. Johnstone	69	Vice Chairman, BancFirst Corporation; Chief Executive Officer of Council Oak Partners, LLC, a subsidiary of BancFirst Corporation	1996
Frank Keating	73	Partner, Holland & Knight LLP	2016
Dave R. Lopez	65	Secretary of State, State of Oklahoma	2013†
Tom H. McCasland, III	58	President, Mack Energy Co.	2005
Ronald J. Norick	75	Controlling Manager of Norick Investment Company, LLC	2002
David E. Rainbolt	61	Chairman, President and Chief Executive Officer, BancFirst Corporation; Chairman, BancFirst	1984
H.E. Rainbolt	88	Chairman Emeritus, BancFirst Corporation	1984
Michael S. Samis	63	Private Investor	2013
Darryl Schmidt	54	Executive Vice President and Director of Community Banking	*
Natalie Shirley	59	President of Oklahoma State University - Oklahoma City	2013
Michael K. Wallace	63	President, Wallace Properties, Inc. and Mike Wallace Homes	2007
Gregory G. Wedel	56	Managing Partner Wedel, Rahill and Associates, CPA’s	2014
G. Rainey Williams, Jr.	56	President, Marco Holding Corporation	2003

†	Mr. Lopez previously served as a director of the Company from 2005-2011.

*        First year standing for election.

Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of these nominees as directors of the Company. The nominees have agreed to stand for election and, if elected, to serve as directors. However, if any person nominated by the Board is unable or unwilling to serve, the proxies will be voted for the election of such other person or persons as the Independent Directors’ Committee and the Board may recommend.

The sections in this proxy statement entitled “Corporate Governance Principles and Board Matters—Directors of BancFirst Corporation” and “—Stock Ownership” provide certain information about each nominee based on data submitted by such persons, including the principal occupation of such person for at least the last five years and any public company directorships held by such person.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock issued and outstanding and entitled to vote,  is required for the election of each nominee as a director of the Company.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board unanimously recommends a vote “FOR” the election of the nominees to the Board.  Proxies solicited by the Board will be voted for each of the nominees unless instructions to withhold or to the contrary are given.

PROPOSAL 2

AMENDMENT OF CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES

Background

Under the Company’s Amended and Restated Certificate of Incorporation, the Company is authorized to issue up to 20,000,000 shares of Common Stock. As of April 7, 2017, there were 15,891,276 shares of Common Stock issued and outstanding. In addition, as of April 7, 2017, approximately 972,775 shares were reserved for issuance under the Company’s stock-based employee compensation and incentive plans and approximately 3,135,949 shares were available for future corporate purposes.

The Proposal

The Board of Directors has unanimously adopted a resolution declaring it advisable to amend the Certificate of Incorporation to increase from 20,000,000 to 40,000,000 the number of shares of Common Stock that the Company has the authority to issue. This amendment is being submitted to the stockholders of the Company for approval.

Reasons for the Amendment

The Board of Directors believes that it is in the Company’s best interest to increase the number of authorized but unissued shares of Common Stock in order to have additional shares available to meet the Company’s future business needs as they arise. While the Company’s management has no current arrangements, agreements, understandings or plans for the use of the additional shares proposed to be authorized, the Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for a variety of purposes that the Board of Directors may deem advisable. These purposes could include the declaration of stock splits, the sale of stock to raise additional capital, and other bona fide corporate purposes. In some situations, the issuance of additional shares of Common Stock could have a dilutive effect on earnings per share and, for a stockholder who does not purchase additional shares to maintain its, his or her pro rata interest, a dilutive effect on a stockholder’s percentage voting power in the Company. If authorized, the additional shares of Common Stock could be issued without further action by the Company’s stockholders, except as may be required by stock exchange rules or applicable laws or regulations.

The Company has an effective shelf registration statement on file with the SEC under which it may issue additional shares of Common Stock from time to time, to the extent it has available authorized but unissued and unreserved shares.  Although the Company has no present plans, arrangements, undertakings or commitments to issue any shares of Common Stock under such shelf registration, it may from time to time take advantage of favorable market conditions to issue additional shares of stock to fund growth of the Company's business or for other corporate purposes, including acquisitions. The increase in the authorized shares of Common Stock proposed by this Proposal 2 will provide the Company the flexibility to access capital when needed or deemed advisable by the Board.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Board of Directors is not proposing this amendment to the Certificate of Incorporation in response to any effort known to the Board of Directors to accumulate Common Stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders. Finally, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation which could be construed as affecting the ability of third parties to take over or to change the control of the Company.

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Oklahoma.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock issued and outstanding and entitled to vote is required for the adoption of the proposed amendment.

The Board recommends a vote “FOR” the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BKD, LLP (“BKD”) was the Company’s independent registered public accounting firm for fiscal year 2016 and has been approved by the Audit Committee of the Board of Directors of BancFirst Corporation (the “Audit Committee”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Although ratification is not required by the Company’s certificate of incorporation, bylaws, Oklahoma law or otherwise, the Board is submitting the appointment of BKD to the Company’s shareholders for ratification because the Company values its shareholders’ views on the independent registered public accounting firm. If the Company’s shareholders fail to ratify the appointment, it will be considered as a non-binding recommendation to the Board and the Audit Committee to consider the appointment of a different firm for fiscal year 2017. Even if the appointment is ratified, the Board and the Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of BKD are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders. BKD has advised the Company that they are independent with respect to the Company.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit services and non-audit services performed by our independent registered public accounting firm. The Audit Committee also considers whether such services are consistent with the SEC’s rules on auditor independence and considers whether our independent registered public accounting firm is positioned to provide us with effective and efficient audit services needed to properly manage risk or improve audit quality. In its review of any non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence.  No non-audit services were performed by BKD during 2016 or 2015. The Audit Committee pre-approved 100% of audit fees and audit-related fees during the year ended December 31, 2016.

The following table shows the fees billed for the audit provided by BKD during the years ended December 31, 2016 and 2015.

	2016	2015
Audit fees	$602,600	$591,300
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$602,600	$591,300

Audit Fees for professional services rendered by BKD include fees related to the audits of the Company and of certain of our subsidiaries, other attestation services, internal control audits and assistance with interpretation of accounting standards.

Additional information concerning the Audit Committee and its activities with BKD can be found in the following sections of this proxy statement: “Corporate Governance Principles and Board Matters—Audit Committee” and “Audit Committee Report.”

Vote Required

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and eligible to vote is required for the approval of this proposal.

The Board recommends a vote “FOR” the ratification of the appointment of BKD as the independent registered public accounting firm of the Company for 2017.  Proxies solicited by the Board will be voted for the proposal unless contrary instructions are given.

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company is providing the shareholders an advisory vote on the compensation of named executive officers as required by section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Shareholders can vote, on an advisory basis, to approve, not less frequently than once every three years, the compensation of the Company’s named executive officers disclosed in the Proxy Statement.  This is commonly known as a “say on pay” vote.

The Company is asking shareholders to vote, in an advisory manner, to approve the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section of this Proxy Statement and the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.

Because this vote is advisory, it will not be binding on the Compensation Committee, the Board, or the Company. However, the Compensation Committee and the Board value the opinions of the Company’s shareholders, and the Compensation Committee will consider the outcome of the vote in its establishment and oversight of the compensation of the named executive officers.

Vote Required

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and eligible to vote is required for the advisory approval of this resolution.

The Board recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE

THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Act also allows shareholders to vote, not less frequently than once every six years, on the frequency of the advisory vote to approve the compensation of our named executive officers.  Shareholders may vote for the compensation vote to occur every year, every two years, or every three years, or the shareholder may abstain.  This is commonly known as a “say on frequency” vote.

The Board has determined that a frequency of every three years would be the most efficient timeframe for the shareholders to determine the appropriateness of the compensation of our named executive officers.  The Board believes a vote every three years provides shareholders with sufficient time to evaluate the effectiveness of the Company’s overall compensation philosophy, policies and practices in the context of the Company’s long-term business results, while avoiding over-emphasis on short term variations in business results if any.

Because this vote is advisory, it will not be binding; however the Board will consider the shareholder vote when determining the frequency of the vote to approve the compensation of our named executive officers.

This say on frequency vote is not a vote to approve or disapprove the Board’s recommendation; rather, shareholders are choosing among four distinct options as reflected on the proxy card (one, two, or three years, or abstain).  The choice among the four choices included in this proposal receiving the most votes, present in person or by proxy, will be deemed the choice of the shareholders.

The Board recommends that you vote “three years” for the frequency of holding the advisory vote to approve the compensation of the Company’s named executive officers.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our shareholders well and maintaining our integrity in the marketplace.  We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments.  In those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and NASDAQ.  We believe that we have in place procedures and practices, including the following, which are designed to enhance our shareholders’ interests.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer and senior financial officers, including our principal financial officer and principal accounting officer, the purpose of which is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Company’s financial books and records and the preparation of its financial statements.  We have also adopted a Corporate Code of Conduct that sets forth the guiding principles and rules of behavior by which we operate our company and conduct our daily business with our customers, vendors and shareholders and with our fellow employees.  The Code of Conduct applies to all directors and employees of the Company.  Copies of the Code of Ethics and the Corporate Code of Conduct may be requested from the Secretary at the address on the cover of this proxy statement.

Director Independence

The NASDAQ’s listing standards require our Board to be comprised of at least a majority of independent directors.  For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company.  Based on the independence standards prescribed by NASDAQ, our Board has affirmatively determined that each of the following directors is independent:  C. L. Craig, Jr., William H. Crawford, F. Ford Drummond, Frank Keating, Dave R. Lopez, J. Ralph McCalmont, Tom H. McCasland III, Ronald J. Norick, Paul B. Odom, Jr., Natalie Shirley, Michael K. Wallace, Gregory G. Wedel and G. Rainey Williams, Jr.  In addition, as prescribed by the NASDAQ Marketplace Rules, these independent directors have at least one scheduled meeting without management present.  See “Corporate Governance Principles and Board Matters —Independent Directors’ Committee.”

In determining independence, the Board reviews whether directors have any material relationship with the Company.  The Board considers all relevant facts and circumstances.  In assessing the materiality of a director's relationship to the Company, the Board considers the issues from the director's standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth below.  The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.  An independent director must not have any material relationship with the Company, directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

A director will not be considered independent in the following circumstances:

(1)

The director is, or has been in the past three years, an employee of the Company, or an immediate family member of the director is, or has been in the past three years, an executive officer of the Company.

(2)

The director has received, or has an immediate family member who has received during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than compensation for Board service, compensation received by the director's immediate family member for service as a non-executive employee of the Company, and pension or other forms of deferred compensation for prior service with the Company that is not contingent on continued service.

(3)

(A) The director or an immediate family member is a current partner of the firm that is the Company’s external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member is or was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(4)

The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or has served on that company's compensation committee.

(5)

The director is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient's consolidated gross revenues for that year, or $200,000.

For these purposes, an “immediate family member” includes a director's spouse, parents, children, siblings, mother-and father-in-law, sons-and daughters-in-law, brothers-and sisters-in-law, and anyone who shares the director's home.

Director Nominees

Director Qualifications

The Independent Directors’ Committee has no specified Board membership criteria that apply to nominees recommended for a position on the Company’s Board.  However, members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards.  They should also have broad experience at the policy-making level in business, government, education, technology or public service. In addition, directors should represent a diversity of viewpoints, backgrounds, experiences and other demographics. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  The Independent Directors’ Committee believes that directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

Identifying and Evaluating Candidates for Directors

The Board Issues Committee assists the Independent Directors’ Committee in identifying director candidates. Candidates may come to the attention of the Board Issues Committee and the Independent Directors’ Committee through current Board members, shareholders or other persons. Identified candidates are evaluated at regular or special meetings of the Independent Directors’ Committee and may be considered at any point during the year. As described below, the Independent Directors’ Committee will consider properly submitted shareholder recommendations for candidates for the Board to be included in the Company’s proxy statement. In making its nominations, the Independent Directors’ Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Shareholder Recommendations

The policy of the Independent Directors’ Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board as described above under “Identifying and Evaluating Candidates for Directors.”  In evaluating any such recommendations, the Independent Directors’ Committee will consider the balance of knowledge, experience and capability on the Board and will address the membership criteria set forth above under “Director Qualifications.” Any shareholder recommendations proposed for consideration by the Independent Directors’ Committee should include the candidate's name and qualifications for Board membership and should be addressed to the Secretary pursuant to the procedure described under the heading “Proposals for the 2018 Meeting of Shareholders.”

Directors of BancFirst Corporation

The following information about each nominee for director to our Board, includes their business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications attributes or skills that caused the Independent Directors’ Committee and our Board of Directors to determine that each individual should serve as one of our directors. The following information is current as of April 7, 2017:

Name (Age)	Business Experience During Past 5 Years and Other Information

Dennis L. Brand (69)

Mr. Brand has been a Vice Chairman of the Company since 2013. Prior to that, he was Senior Executive Vice President of the Company starting in 2005. He has been President and Chief Executive Officer of the Bank since 2005.  He was Executive Vice President and Chief Operating Officer of the Company from October 2003 to December 2004.  From 1999 to 2003 he was Executive Vice President of Community Banking.  He was a Regional Executive and President of BancFirst Shawnee from 1992 to 1999.

Mr. Brand’s executive experience in the banking industry specifically in lending and operations, along with his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

C. L. Craig, Jr. (72)

Mr. Craig is self-employed in the investment and management of personal financial holdings.  He served as Chairman of the Board of Directors of Lawton Security Bancshares, Inc. from 1983 until 1998.

Mr. Craig’s extensive business and investment experience, together with his prior experience serving as a bank director and his familiarity with community banking, make him well qualified to serve as a director.

William H. Crawford (79)

Mr. Crawford was an employee of BancFirst from 2000 to 2013.  He was Chairman and Chief Executive Officer of First Southwest Corporation, a bank holding company, from 1970 to 2000.  Mr. Crawford was Vice Chairman of BankSouth Corporation From 1975 to 1998 and Vice Chairman of FCB Financial Corporation from 1984 to 1997.

Mr. Crawford’s business and management experience, especially his experience in community banking, along with his knowledge and awareness of the economy and opportunities in Southwestern Oklahoma make him well qualified to serve as a director.

Name (Age)	Business Experience During Past 5 Years and Other Information
James R. Daniel (77)

Mr. Daniel has been a Vice Chairman of the Company since 1997.  From 1994 to 1997, he was President, Chief Executive Officer and Chairman of the Board of Directors of Bank One Oklahoma Corporation. He also served in various executive offices at Friendly Bank, Oklahoma City, Oklahoma from 1964 to 1972, and was its President and Chief Executive Officer from 1972 to 1993.

Mr. Daniel’s extensive executive management experience in the banking industry, together with his prior experience as a bank director and his knowledge and awareness of the Oklahoma City market, make him well qualified to serve as a director.

F. Ford Drummond (54)

Mr. Drummond is currently the Owner/Operator of Drummond Ranch in Pawhuska, Oklahoma. He served as General Counsel for BMI-Health Plans from 1998 to 2008.  He has served on the Board of Trustees for Allianz Funds in New York since 2005. He is also a member of the Oklahoma Water Resources Board since 2006. In addition, he was a director of The Cleveland Bank in Cleveland, Oklahoma, from 1998 to 2012.

Mr. Drummond’s business experience, together with his prior experience serving as a bank director and his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

David R. Harlow (54)

Mr. Harlow joined the Company in 1999 as Executive Vice President and Manager of Commercial Banking for BancFirst Oklahoma City.  In 2003 he was named President of BancFirst Oklahoma City and in 2004 Regional Executive.  He has been a director of BancFirst since 2014.

Mr. Harlow’s banking experience, knowledge of the Oklahoma City market and the markets we serve make him well qualified to serve as a director.

William O. Johnstone (69)

Mr. Johnstone is the Chief Executive Officer of Council Oak Partners, LLC, a subsidiary of the Company.  He is also the Chief Executive Officer of Council Oak Investment Corporation and Council Oak Real Estate, Inc., both of which are subsidiaries of BancFirst.  He has been a Vice Chairman of the Company since 1996.  From 1996 to 2001, he served as Chairman and Chief Executive Officer of C-Teq, Inc., a company that provided data processing services to financial institutions.  From 1985 until 1996, Mr. Johnstone served as President and Chairman of the Board of City Bankshares, Inc. and its subsidiary, City Bank, Oklahoma City, Oklahoma. In addition, he was a director of Sport Haley, Inc., a publicly-held golf clothing company from 2007 to 2009.

Mr. Johnstone’s banking and investment experience specifically in private equity and commercial banking make him well qualified to serve as a director.

Frank Keating (73)

Mr. Keating is a partner of the law firm of Holland & Knight LLP, a position he has held since February 2016. Mr. Keating is a former governor of the State of Oklahoma and retired CEO of the American Bankers Association. Governor Keating received a Bachelor of Arts in history from Georgetown University and a J.D. from the University of Oklahoma College of Law.  Governor Keating has a 30-plus year career in public service including his service as U.S. Attorney for the Northern District of Oklahoma, Assistant Secretary of the U.S. Treasury Department, Associate Attorney General of the United States, and member of the Oklahoma state House and Senate. He currently serves on the boards of Stewart Title Company, a wholly-owned subsidiary of Stewart Information Services Corp., a publicly-held title insurance and real estate services company and the J. Ronald Terwilliger Foundation for Housing America’s Families.

Mr. Keating’s extensive career in law and public service, and his experience as President and CEO of the American Bankers Association, make him well qualified to serve as a director.

Name (Age)	Business Experience During Past 5 Years and Other Information

Dave R. Lopez (65)

Mr. Lopez is currently serving as Secretary of State of the State of Oklahoma, a position he has held since March 2017. Prior to that he was an independent executive consultant. Mr. Lopez served as the Interim Superintendent of Oklahoma City Public Schools from 2013 to 2014. Mr. Lopez served as the Secretary of Commerce and Tourism for the State of Oklahoma from 2012 to 2013 and also as the Executive Director of the Oklahoma Department of Commerce from 2011 to 2012. He was the President of American Fidelity Foundation, a private foundation, from 2006 to 2011. Mr. Lopez was President of Downtown Oklahoma City, Inc., a non-profit organization, from 2004 to September 2006.  In 2003, he was Vice President of Development for the Oklahoma Arts Institute. From 1979 to 2001, Mr. Lopez held various officer positions with SBC Communications, Inc. (now AT&T Inc.), a publicly held telecommunications company, including as President of SBC’s Oklahoma and Texas operations.  Mr. Lopez previously served as director of the Company from 2005-2011, before being named Secretary of Commerce and Tourism for the State of Oklahoma. In addition, Mr. Lopez serves on the board of privately held Hall Capital, based in Oklahoma City, and of publicly-held ITC Holdings, based in Novi, Michigan. Mr. Lopez is a National Association of Corporate Directors (NACD) Board Leadership Fellow. NACD Fellowship is a comprehensive and continuous study program for directors.

Mr. Lopez’s executive management experience in the utility industry, his public service, and his extensive civic involvement make him well qualified to serve as a director.

Tom H. McCasland, III (58)

Mr. McCasland has been President of Mack Energy Co. since 1996 and a community director of BancFirst Duncan since 1998.  Mr. McCasland has been a director of Investors Trust Company, an Oklahoma-chartered trust company, since 1984.  He previously served on the Board of Directors of Cache Road National Bank of Lawton, Oklahoma, and Charter National Bank of Oklahoma City, Oklahoma.

Mr. McCasland’s extensive business and management experience in the oil and gas industry, together with his prior experience as a bank director and his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

Ronald J. Norick (75)

Mr. Norick is the Controlling Manager of Norick Investment Company, LLC, a family financial management company.  He was the Mayor of Oklahoma City from April 1987 to April 1998.  He was also President of Norick Brothers, Inc. from 1981 to 1992.  Mr. Norick has formerly served as a director of two banks, including City Bank, Oklahoma City, Oklahoma.  He was a director of Sport Haley, Inc., a publicly-held golf clothing company from 1993 to 2009.

Mr. Norick’s extensive business and management experience, together with his prior experience as a bank director, his political acumen, and his knowledge and awareness of the Oklahoma City market, make him well qualified to serve as a director.

David E. Rainbolt (61)

Mr. Rainbolt was elected Chairman of the Board in March 2017, and has been President and Chief Executive Officer of the Company since January 1992. He has also been Chairman of BancFirst since 2005 and was Executive Vice President and Chief Financial Officer of the Company from July 1984 to December 1991.

Mr. Rainbolt’s executive management experience in banking, and specifically in bank acquisitions and corporate finance, along with his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

H. E. Rainbolt (88)

Mr. Rainbolt was elected Chairman Emeritus in March 2017, after having served as Chairman of the Board of the Company from 1984 to March 2017. He was its President and Chief Executive Officer from 1984 to 1991 and was the Chairman of BancFirst until 2005. From 1996 to 2014, Mr. Rainbolt was also a director of Sonic Corp., a publicly-held franchiser of fast-food restaurants.  H. E. Rainbolt is the father of David E. Rainbolt.

Mr. Rainbolt’s extensive business and management experience, together with his long career in the banking industry and his knowledge and awareness of the communities we serve, makes him well qualified to serve as a director.

Name (Age)	Business Experience During Past 5 Years and Other Information
Michael S. Samis (63)

Mr. Samis is a private investor. He was Chairman of M-D Building Products, Inc., from 2000-2007 and President and CEO of Macklanburg-Duncan from 1990-2000. He is Co-Founder and Chairman of Energy Financial Solutions, LLC, and Founder and Chairman of Energy Financial and Physical, LP. Mr. Samis Serves as Chairman of the University Hospital Authority, University Hospitals Trust and Joint Governing Committee for OU Medical Center. Mr. Samis served as director of the Oklahoma City Branch of the Federal Reserve Bank of Kansas City from 1995-2001.

Mr. Samis’s extensive business and investment experience, together with his prior experience serving as a director and a manager, make him well qualified to serve as a director.

Darryl Schmidt (54)

Mr. Schmidt joined the Company in 2002 as Chief Credit Officer. Beginning in 2007 he served in a dual role as Chief Credit Officer and Director of Community Banking until late 2015, at which time these roles were again separated.  He has been a director of BancFirst since 2003.

Mr. Schmidt’s banking experience and knowledge of the markets we serve throughout Oklahoma make him well qualified to serve as a director.

Natalie Shirley (59)

Ms. Shirley has served as president of Oklahoma State University - Oklahoma City (OSU-OKC) since 2011. In 2015, Ms. Shirley was appointed Secretary of Education and Workforce Development for the State of Oklahoma. She received a baccalaureate degree from Oklahoma State University and a law degree from the University of Oklahoma.  She served in Governor Brad Henry’s Cabinet as Oklahoma’s Secretary of Commerce and Tourism from 2007 to 2011. In this position, she was the liaison between the Governor, five major state agencies and more than 30 smaller agencies, authorities and institutions.  During this time, Ms. Shirley also served as the Executive Director of the Department of Commerce, the state’s leading economic development agency.

Ms. Shirley’s extensive business and management experience, along with her understanding of the state we serve, make her well qualified to serve as a director.

Michael K. Wallace (63)

Mr. Wallace has been the President and owner of Wallace Properties, Inc. and Mike Wallace Homes, Inc., which are real estate development and homebuilding companies, since 1994. Mr. Wallace has also served on the community board of the BancFirst Jenks branch since 1999.

Mr. Wallace’s extensive business and management experience, together with his knowledge and awareness of the communities we serve, makes him well qualified to serve as a director.

Gregory G. Wedel (56)

Mr. Wedel has been managing partner of Wedel Rahill & Associates, CPAs, PLC since 1984.  He received his bachelor’s degree in accounting from the University of Central Oklahoma and started his career in public accounting with Peat Marwick (now KPMG).  Mr. Wedel is a member of the American Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants, and serves on the boards of a number of local, privately-owned companies.

Mr. Wedel’s extensive business and management experience, together with his accounting knowledge, makes him well qualified to serve as a director.

G. Rainey Williams, Jr. (56)

Mr. Williams has been President of Marco Holding Corporation, a private investment partnership, and its predecessors, since 1988.  He is a member of the Company’s Senior Trust Committee and was an advisory director from 2000 to 2003.  Mr. Williams was a director of American Trailer Works, a privately-held manufacturer of utility and cargo trailers, until its sale in 2016. He is a past Chairman of the Board of Trustees of the YMCA Retirement Fund, and serves on the boards of several other for profit and not for profit entities.

Mr. Williams’ extensive business and investment experience, together with his prior experience serving as a director and his knowledge of private equity investments, make him well qualified to serve as a director.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has 19 directors and the following five standing committees: (1) Executive Committee, (2) Audit Committee, (3) Compensation Committee, (4) Independent Directors’ Committee, and (5) Board Issues Committee. The committee membership and meetings during the last fiscal year and the function of each of the standing committees are described below.  During fiscal 2016, the Board held 12 meetings.  Each current director attended at least 75% of all Board and applicable standing committee meetings.  Directors are encouraged to attend annual meetings of the Company’s shareholders.  All then-current directors with the exception of Dr. Donald B. Halverstadt and Natalie Shirley attended the previous annual meeting of shareholders.

Name of Board Committee
Name of Director	Executive	Audit	Compensation	Independent Directors	Board Issues
Dennis L. Brand	Chairman
C. L. Craig, Jr.			Chairman	Member
William H. Crawford				Member
James R. Daniel	Member
F. Ford Drummond			Member	Member
Roy C. Ferguson (1)	Member
K. Gordon Greer (2)	Member
David R. Harlow (3)	Member
William O. Johnstone
Frank Keating				Member
Dave R. Lopez				Member
J. Ralph McCalmont (4)		Chairman		Member
Tom H. McCasland III		Member		Member
Ronald J. Norick				Member
Paul B. Odom, Jr. (5)				Member
David E. Rainbolt	Member				Member
H. E. Rainbolt	Member				Member
Michael S. Samis
Darryl Schmidt (6)	Member
Natalie Shirley		Member		Member
Michael K. Wallace				Member
Gregory G. Wedel		Member		Member
G. Rainey Williams, Jr.			Member	Chairman	Chairman
Meetings in fiscal 2016	15	13	1	1	1

(1)	Mr. Ferguson is Executive Vice President and Chief Credit Officer of the Bank.
(2)	Mr. Greer is an employee of the Bank and former director of the Company.
(3)	Mr. Harlow, a nominee for director of the Company, is a Regional Executive of the Bank, as well as a director of the Bank.
(4)	Mr. McCalmont, a director of the Company, is not standing for re-election at the Annual Meeting.
(5)	Mr. Odom, a director of the Company, is not standing for re-election at the Annual Meeting.
(6)	Mr. Schmidt, a nominee for director of the Company, is Director of Community Banking for the Bank, as well as a director of the Bank.

Board Leadership Structure and Risk Oversight

Since 1992, the Company’s senior leadership historically has been shared between two positions — the President and Chief Executive Officer and the Chairman of the Board.  Separating these positions allows the Company’s Chief Executive Officer to focus on the Company’s day-to-day business, while allowing the Chairman of the Board to lead the Company’s Board in its fundamental role of oversight of management.  The Company believes that, generally, the separated role of Chairman and Chief Executive Officer provides an appropriate balance between leadership and independent oversight.  However, the Company’s bylaws do not require separation of the offices of Chairman and Chief Executive Officer, and the Board believes this determination should be made in the Company’s best interests based on the circumstances at the time. It is expected that the occupancy of both roles by a single individual will be temporary.

In deciding which board leadership structure it believes will provide the most effective leadership and board oversight for the Company, the Board considers a range of factors. The factors include, but are not limited to: the Company’s operating and financial performance under the existing board leadership structure; recent or anticipated changes in the CEO role; and the effectiveness of current processes and structures for Board interaction with and oversight of management. In March 2017, H.E. Rainbolt, the then Chairman of the Board, changed his status to Chairman Emeritus, and the Company’s President and CEO, David E. Rainbolt, assumed the additional role of Chairman. The Board will continue to exercise its judgment periodically to determine the board leadership structure that it believes will provide appropriate leadership, direction and oversight, while facilitating the effective functioning of both the Board and management. After assessing these considerations, the Board concluded that the combined role of Chairman and CEO best serves the interests of stockholders and the Company at this time.

The Board is charged with general oversight of the management of the Company’s risks. The Board considers risks, as appropriate, among other factors in reviewing the Company’s strategy, business plan, budgets and major transactions. Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to the committee. In particular, the Executive Committee assists the Board by reviewing reports from management on at least an annual basis on the risks facing the Company, management’s actions to address those risks and the Company’s risk management processes. Following its reviews of the reports, the Executive Committee reports the results of its reviews to the full Board. The Audit Committee assists the Board with oversight of operational and compliance risk by reviewing internal audit reports from the Company’s Chief Internal Auditor. The Compensation Committee oversees risks related to the Company’s compensation programs and policies and meets at least annually with the Chief Executive Officer to discuss such risks. The Senior Loan Committee is responsible for the oversight of credit risk, on which they report monthly to the Board. The Administrative Committee assists the Board and executive management with the oversight of risks other than credit risk.

Executive Committee

The Executive Committee has the authority to exercise all the powers of the full Board during the intervals between Board meetings, except the power to amend the Bylaws and those powers specifically delegated to other committees of the Board.  Members of the Executive Committee in 2016 were Dennis L. Brand, James R. Daniel, Roy C. Ferguson, K. Gordon Greer (Chairman), David R. Harlow, David E. Rainbolt, H. E. Rainbolt and Darryl Schmidt.

Audit Committee

The Audit Committee of the Company also serves as the Audit Committee of the Bank.  The Audit Committee is responsible for conducting an annual examination of the Company and for ensuring that adequate internal controls and procedures are maintained.  An independent registered public accounting firm is engaged to conduct the annual examination and the Audit Committee meets with the independent registered public accounting firm to discuss the scope and results of the examination.  The Chief Internal Auditor reports to the Audit Committee, and the Chief Risk Officer and Executive Vice President of Asset Quality meet with the Committee.

The Board has determined that each of J. Ralph McCalmont, Chairman of the Audit Committee, and Audit Committee members Tom H. McCasland III, Natalie Shirley and Gregory G. Wedel, is independent pursuant to applicable NASDAQ and SEC rules.  The Board also determined that Mr. Wedel is an audit committee financial expert as defined by applicable SEC rules. The Audit Committee has a written Audit Committee Charter. The charter is not available on the Company’s website, but a copy is attached as Appendix B to this Proxy Statement.  A free printed copy also is available to any shareholder who requests it from the Secretary at the address on the cover of this Proxy Statement. The report of the Audit Committee is included herein under the heading “Audit Committee Report”.

Compensation Committee

The Compensation Committee of the Company determines the compensation of the Chief Executive Officer, and reviews and approves the compensation of the other executive officers of the Company.  During 2016, the Compensation Committee was composed of C. L. Craig, Jr. (Chairman), F. Ford Drummond, and G. Rainey Williams, Jr., each of whom has been determined by the Board to be independent directors under applicable NASDAQ and SEC standards. The report of the Compensation Committee is included herein under the heading “Compensation Committee Report”.  The Compensation Committee has a written charter. The charter is not available on the Company’s website, but a copy was attached as Appendix A to the Proxy Statement for the Annual Meeting of Shareholders held on May 28, 2015.  A free printed copy is available to any shareholder who requests it from the Secretary at the address on the cover of this Proxy Statement.

Independent Directors’ Committee

The Independent Directors’ Committee meets at least annually in executive session to discuss significant matters and review the actions of management of the Company, and also serves as the Board’s nominating committee. The Independent Directors’ Committee consists of those directors who meet the applicable independence requirements, which during 2016 were C. L. Craig, Jr., William H. Crawford, F. Ford Drummond, Frank Keating, Dave Lopez, J. Ralph McCalmont, Tom H. McCasland III, Ronald J. Norick, Paul B. Odom, Jr., Natalie Shirley, Michael K. Wallace, Gregory Wedel and G. Rainey Williams, Jr. The Independent Directors’ Committee has a written charter. The charter is not available on the Company’s website, but a copy was attached as

Appendix B to the Proxy Statement for the Annual Meeting of Shareholders held on May 28, 2015. A free printed copy is available to any shareholder who requests it from the Secretary at the address on the cover of this Proxy Statement.

Executive sessions of independent directors are held at least once a year. The sessions are scheduled and chaired by the lead independent director, who in 2016 was G. Rainey Williams, Jr. Any independent director may request that an additional executive session be scheduled.

Board Issues Committee

The Board Issues Committee is a committee that considers matters regarding membership, processes, education, and compensation of the Board of Directors.  The Board Issues Committee makes recommendations regarding these matters to the Independent Directors Committee and the full Board for approval. During 2016 the members of the Board Issues Committee were David E. Rainbolt, H.E. Rainbolt (Chairman) and G. Rainey Williams, Jr. (lead independent director). The Board Issues Committee met one time during 2016. The Board Issues Committee meets at least annually, but may meet more frequently as they consider necessary.

In addition to the foregoing standing committees of the Board of Directors of the Company, the Bank has the following standing committees that also report to the Board of Directors of the Company:

Senior Loan Committee of the Bank

The Senior Loan Committee of the Bank is a management committee that assists the Board and executive management with the administration of corporate credit policies and procedures, and evaluates loans within its designated policy guidelines. During 2016 the members of the Senior Loan Committee were Dennis L. Brand, James R. Daniel, Roy C. Ferguson (Chairman), K. Gordon Greer, David R. Harlow, David E. Rainbolt, H.E. Rainbolt and Darryl Schmidt. The Senior Loan Committee generally met weekly during 2016.

Asset/Liability Committee of the Bank

The Asset/Liability Committee (ALCO) of the Bank is a management committee that administers the corporate investment and asset/liability management policies and procedures, and manages the Bank’s liquidity, interest rate risk and market risk. During 2016, the members of the ALCO were Dennis L. Brand, Randy Foraker, Kevin Lawrence, Robert M. Neville, David E. Rainbolt (Chairman) and Darryl Schmidt. The ALCO generally meets monthly.

Administrative Committee of the Bank

The Administrative Committee of the Bank is a management committee that assists the Board and executive management with administration of corporate policies and procedures, oversight of risks other than credit risk, and with other matters concerning the management of the Bank’s business.  During 2016, the members of the Administrative Committee were Dennis L. Brand, Scott Copeland, James R. Daniel, Paul D. Fleming, Randy Foraker, Kelly Foster, D. Jay Hannah, Kevin Lawrence, Robert M. Neville, David E. Rainbolt (Chairman), J. Michael Rogers, Darryl Schmidt, Jennifer Weast and David Westman. The Administrative Committee generally meets monthly.

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with one or more members of the Board in writing by regular mail. The following address may be used by those who wish to send such communications:

Board of Directors

c/o Secretary,

BancFirst Corporation

101 N. Broadway

Oklahoma City, Oklahoma 73102

Such communication should be clearly marked “Shareholder-Board Communication.” The communication must indicate whether it is meant to be distributed to the entire Board or to specific members of the Board, and must state the number of shares beneficially owned by the shareholder making the communication. The Secretary has the authority to disregard any inappropriate communications.  If deemed an appropriate communication, the Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company determines the compensation of the Chief Executive Officer and reviews and approves the compensation of the other executive officers of the Company. In connection with these duties, the Compensation Committee meets at least annually with the Chief Executive Officer to discuss, review and evaluate the relationship between our risk management policies and practices and executive compensation arrangements. This meeting includes a review of the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements and our various policies and practices that mitigate these risks.  Within this framework, a variety of topics are discussed, including the parameters of acceptable and excessive risk taking (recognizing that some risk taking is an inherent part of operating any business) and the general business goals and concerns of the Company, including the need to attract, retain and motivate qualified executives and other personnel.

The Compensation Committee believes that our overall compensation practices for our executive officers, which include the following elements, limit the ability of executive officers to benefit from taking unnecessary or excessive risks:

•	executive compensation that is heavily weighted toward fixed salaries;
•	maximum payouts that limit the aggregate payout potential of cash incentive compensation;
•	a strong alignment of risk management goals and incentive pay;
•	balance between short-term and long-term incentive compensation opportunities; and
•	the Company’s historical emphasis on character and integrity at all levels of the organization, particularly at the senior executive level.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement under the heading “Executive Compensation”. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10−K for the year ended December 31, 2016.

Submitted by the Compensation Committee of the Board of Directors:

C. L. Craig, Jr. (Chairman)

F. Ford Drummond

G. Rainey Williams, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Craig, Drummond, and Williams currently serve on the Compensation Committee.  None of these individuals is or has been an officer or associate of the Company, or had any relationship with the Company required to be disclosed under “Transactions with Related Persons.”  No executive officer of the Company is, or was during 2016, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2016 an executive officer serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The following report is for the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process for fiscal year 2016.

During 2016, the Audit Committee was comprised of J. Ralph McCalmont (Chairman), Tom H. McCasland III, Natalie Shirley and Gregory G. Wedel. All of the voting committee members are “independent directors” as defined in the Marketplace Rules of The NASDAQ Global Market.  Mr. Wedel has been designated as the audit committee financial expert by the Board.  The Board has adopted an Audit Committee Charter, a copy of which is included as Appendix B to this Proxy Statement.  The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions.  Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Audit Committee is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules.  The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the auditor, and the experience of the Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.  The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls.  Management’s and the independent registered public accounting firm’s presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm.  In addition, the Audit Committee generally oversees the Company’s internal compliance programs.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent registered public accounting firm represented that its presentations to the Audit Committee included the matters required to be discussed with the independent registered public accounting firm by Public Company Accounting Oversight Board’s Auditing Standard No. 16 (Communications with Audit Committees).

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement describing all relationships between the Company and the auditors that might bear on the auditors’ independence consistent with Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

Following the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2016.

Submitted by the Audit Committee of the Board of Directors:

J. Ralph McCalmont (Chairman)

Tom H. McCasland III

Natalie Shirley

Gregory G. Wedel

TRANSACTIONS WITH RELATED PERSONS

BancFirst has made loans in the ordinary course of business to certain directors and executive officers of the Company and to certain affiliates of these directors and executive officers.  None of these loans outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans made to persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Company has adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their family members and other related interests.  Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the Bank. All other transactions involving the Company in which a director or executive officer or immediate family member may have a direct or indirect material interest are required to be approved by the Audit Committee.

The Company had no related party transactions requiring disclosure under applicable SEC rules for the year ended December 31, 2016 and has no such related party transactions currently proposed.

MANAGEMENT

Information with respect to our executive officers (including certain executive officers of BancFirst, our subsidiary bank) as of April 7, 2017 is set forth below.  Each officer serves a term of office of one year or until the election and qualification of his or her successor.

Name	Age	Officer Since	Position
David E. Rainbolt	61	1984	Chairman, President and Chief Executive Officer; Chairman, BancFirst
Dennis L. Brand	69	1992	Vice Chairman; President and Chief Executive Officer, BancFirst
James R. Daniel	77	1997	Vice Chairman
William O. Johnstone	69	1996	Vice Chairman
Scott Copeland	52	1992	Executive Vice President and Head of Operations, BancFirst
Roy C. Ferguson	70	1992	Executive Vice President and Chief Credit Officer, BancFirst
Paul Fleming	66	2006	Executive Vice President and Chief Internal Auditor
Randy Foraker	61	1987	Executive Vice President, Chief Risk Officer and Secretary
Kelly Foster	48	1998	Senior Vice President and Chief Compliance Officer
D. Jay Hannah	61	1984	Executive Vice President of Financial Services, BancFirst
Kevin Lawrence	38	2013	Executive Vice President, Chief Financial Officer and Treasurer
Robert M. Neville	61	1986	Executive Vice President of Investments, BancFirst
J. Michael Rogers	73	1986	Executive Vice President of Human Resources, BancFirst
Darryl Schmidt	54	2002	Executive Vice President and Director of Community Banking
Jennifer Weast	53	1995	Senior Vice President and Controller
David Westman	61	2006	Executive Vice President and Chief Technology Officer, BancFirst
John Anderson	61	2011	Regional Executive, BancFirst
David R. Harlow	54	1999	Regional Executive, BancFirst
Karen James	61	1984	Regional Executive, BancFirst
Marion McMillan	64	1998	Regional Executive, BancFirst
Harvey G. Robinson	58	1997	Regional Executive, BancFirst
David M. Seat	66	1995	Regional Executive, BancFirst
Kendal W. Starks	63	1986	Regional Executive, BancFirst

Each of the above-named executive officers has been employed by the Company for at least the last five years, with the exception of Kevin Lawrence, who joined the Company in 2013. Prior to such date and for at least four years preceding his employment with the Company, Mr. Lawrence was a Senior Manager for Ernst & Young, Tulsa, Oklahoma.

EXECUTIVE COMPENSATION

Throughout this section, unless the context indicates otherwise, when we use the terms “we,” “our” or “us,” we are referring to BancFirst Corporation and its subsidiary BancFirst.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the compensation for the named executive officers in the Summary Compensation Table and for our executive officers generally.  SEC regulations require us to include our Chief Executive Officer, David E. Rainbolt (CEO) and our Chief Financial Officer, Kevin Lawrence (CFO), as named executive officers.  In addition, these regulations require us to include the three most highly compensated executive officers in 2016 other than the CEO and CFO.  In addition to Messrs. Rainbolt and Lawrence, our named executive officers are Dennis L. Brand, Darryl Schmidt and David R. Harlow.

Objectives of our Compensation Program

Overview

Our primary mission is to create long-term value for our shareholders consistent with our commitment to maintain the safety and soundness of the Bank. To accomplish this, we believe that we must provide competitive salaries and appropriate incentives to achieve long-term shareholder return. Our executive compensation practices are designed to achieve four primary objectives:

•	attract and retain qualified executives who will lead us and inspire superior performance;
•	provide incentives for achievement of corporate goals and individual performance;
•	provide incentives for achievement of long-term shareholder return; and
•	align the interests of management and employees with those of the shareholders to encourage continuing increases in shareholder value.

Our goal is to effectively balance base salaries with short-term incentive compensation that is performance-based, and long-term compensation awards that are commensurate with an officer’s individual management responsibilities and potential for future contribution to corporate objectives. The portion of total compensation that is based on corporate performance and long-term shareholder return increases as an executive’s responsibilities increase.

The Compensation Committee of our Board of Directors is responsible for reviewing and approving our overall compensation and benefit programs in consultation with David E. Rainbolt, our CEO, and for determining the compensation of the CEO. In addition, the Compensation Committee is responsible for reviewing and approving all option grants to executive officers. The CEO makes recommendations to the committee concerning his own compensation, but the CEO does not participate in the deliberations or decisions of the Compensation Committee concerning his compensation. The CEO determines the compensation, including salary, performance-based incentive pay and other awards, for other executive officers, subject to the approval of the Compensation Committee.  While the Compensation Committee recommends to the Board of Directors the salary for the CEO, Mr. Rainbolt has in the past declined to accept certain raises.  However, in no case has his compensation exceeded the recommendation of the Committee.   The Compensation Committee currently consists of three directors, C.L. Craig, Jr. (Chairman), F. Ford Drummond and G. Rainey Williams, Jr., all of whom are independent under applicable NASDAQ and SEC standards.

Our Compensation Committee relies on various factors when determining our executive compensation policies, reviewing the performance of our named executive officers and establishing compensation levels and programs. These factors include an executive’s individual performance and contributions to our strategic objectives, recommendations from the CEO (for executive officers other than himself), internal pay equity and the results of our 2014 “say-on-pay” vote, in which the advisory vote on our executive compensation program was approved with over 98% of the votes cast in favor of the resolution. The Compensation Committee also considers the performance of the management team as a group, the CEO’s assessment of other executives’ individual performance and the CEO’s compensation recommendations with respect to the other executive officers as part of its process. The Compensation Committee considered all of these factors, including the 2014 “say-on-pay” vote result, as it evaluated whether any changes to our executive compensation program were warranted and it determined that no changes were warranted at that time.

Executive Participation in Committee Discussions

The executive officers who participate in the Compensation Committee’s compensation-setting process are the CEO and the Executive Vice President for Human Resources. Executive participation is meant to provide the Compensation Committee with input regarding our compensation philosophy, process and decisions. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future awards, and otherwise supply information to assist the Compensation Committee.

The CEO also provides information about individual performance assessments for executive officers other than himself, and expresses to the Compensation Committee his view on the appropriate levels of compensation for such executive officers for the ensuing year. Additionally, the CEO discusses and reviews the alignment between our risk management policies and practices and all of our employee incentive compensation arrangements, identifying and making efforts to limit any features in such compensation arrangements that might lead to employees taking unnecessary or excessive risks that could threaten our value.

These two executives participate in committee discussions purely in an informational and advisory capacity, but have no vote in the committee’s decision-making process. The CEO does not attend those portions of Compensation Committee meetings during which his performance is evaluated or his compensation is being determined. No executive officer other than the CEO and Executive Vice President for Human Resources attends those portions of Compensation Committee meetings during which the performance of the other executive officers is evaluated or their compensation is being determined.

Executive Compensation Program

Our compensation structure primarily consists of the following components:

•	base salary;
•	performance-based incentive pay;
•	long-term award(s)—including stock option grants, supplemental executive retirement agreements and survivor benefit agreements; and
•	benefits available to all employees, including a 401(k) plan and an employee stock ownership plan.

We consider market practices to achieve an overall compensation program that aims to provide a total compensation package for our executive officers that is generally competitive with the compensation paid to similarly situated executive and senior officers of comparable-sized financial institutions. We review the market practices by speaking to recruitment agencies and reviewing the data on financial institutions of similar size, growth potential and market area as reported in publicly available documents, such as proxy statements. Although the Compensation Committee has not established a specific comparison group of bank holding companies for determination of compensation, those listed in the salary surveys that share one or more common traits with us, such as asset size, geographic location, and financial returns on assets and equity, are given more consideration. We do not employ formulas to determine the relationship of one element of compensation to another nor do we determine the amount of one form of compensation based solely on the amount of another form of compensation; however, we strive to allocate a significant portion of overall compensation to elements that focus on performance and incentives. We do not currently have a policy to recapture performance-based incentive pay or other compensation in the event that the metrics used to determine the compensation are later restated.

Base Salary

One of the objectives of our compensation program is to establish base salaries for executive officers that are competitive to those of comparable companies in our industry and our local market place. We do not seek to pay the highest base salaries in our peer group; however, we believe that base salaries should be sufficiently competitive to attract and retain talented senior management. We consult various sources to identify adequate and competitive base salary levels, including industry surveys, feedback from recruiters and information contained in publicly available documents. The base salary level for our CEO is established annually by the Compensation Committee. In setting Mr. Rainbolt’s base salary for 2016, the Compensation Committee followed this compensation policy. Mr. Rainbolt’s review was based on the factors above, including the current financial performance of the Bank as measured by earnings, asset growth, and overall financial soundness. Base salary for the other executive officers is established by our CEO, subject to review and approval by the Compensation Committee. In setting base salaries, our CEO considers the seniority and level of responsibility of each executive officer, taking into account competitive market compensation paid by other companies as described above. Salaries for executive officers are reviewed on an annual basis as well as at the time of a promotion or other change in level of responsibilities. Increases in base salary are based on the evaluation of factors such as the individual’s level of responsibility, performance and level of compensation. The salaries paid during fiscal year 2016 to our named executive officers are shown in the Summary Compensation Table.

Annual Performance-Based Incentive Pay

We believe that the payment of performance-based incentive compensation based on business and personal goals is important to focus our executive officers on the achievement of short-term corporate goals.  Accordingly, all of our executive officers are eligible to receive an annual cash amount based on our performance-based incentive program. The performance-based incentive program is designed to reward our executive officers for the attainment of short-term business and/or personal performance goals that are established at the beginning of each fiscal year, and can be in amounts ranging from 10% to 30% of the executive officer’s base salary.  Performance-based incentive compensation for our CEO is established by the Compensation Committee. Performance-based incentive compensation for our other executive officers is established by our CEO, subject to review and approval by the Compensation Committee and is subject to pre-approved bonus levels between 10% and 30%, based generally upon the position and seniority of the executive officer.  The CEO and the Compensation Committee use judgment and discretion rather than relying solely on formulaic results, and generally take into account the business and economic environment, our overall performance, budgetary considerations, each executive officer’s performance in relation to the goals set for him, competitive factors within the industry, and retention of key executives.

Annual incentive payments under the plan for a particular year with respect to executive officers who are bank senior management are based on a combination of financial and individual performance criteria established before the beginning of the year. Such performance criteria generally will vary depending on the executive officer’s authority. Thus, for example, for those executive officers having authority or responsibility over the entire company, including the CEO and Dennis L. Brand, the performance criteria includes the attainment, on a company-wide basis, of budgeted earnings as well as budgeted classified assets and the results of our internal audit reports, which include the results of regulatory compliance audits.  For executive officers having line authority over a particular group of branches, such as Darryl Schmidt, David Harlow and the other Regional Executives, the performance criteria includes the attainment of such objectives, but only with respect to the particular branches over which the executive officer has responsibility. For executive officers having responsibility over various corporate administrative functions, annual incentive payments are based primarily on the attainment of individual performance objectives negotiated with David Rainbolt, our CEO, or Dennis L. Brand, the Chief Executive Officer of BancFirst, at the beginning of the year. Attainment of individual performance objectives is based on a subjective evaluation of each individual officer’s performance.  An executive officer’s potential cash incentive payment depends upon two factors: (x) the executive’s position with the bank, which establishes a maximum cash incentive award as a percent of base salary and (y) the extent to which the performance criteria, have been achieved, in the determination of the CEO and the Compensation Committee. Whenever the specified performance criteria are not fully met, the CEO and the Compensation Committee determine the amount of incentive compensation paid, if any, based on their subjective evaluation of the extent to which the criteria were met and other factors.  The Compensation Committee conducts an evaluation of the CEO’s individual performance and determines the appropriate amount of performance-based incentive pay.  For officers other than the CEO, the CEO conducts an evaluation of each executive officer’s individual performance and makes recommendations to the Compensation Committee as to the appropriate amount of performance-based incentive pay.

The payment of performance-based incentive compensation generally occurs in December of each year in respect of achievements of the fiscal year then ending. For 2016, each of the named executive officers was eligible for performance-based incentive compensation ranging from 20% to 25% of the respective executive’s base salary.  As discussed in detail below, Messrs. Rainbolt and Brand each received performance-based incentive compensation totaling 11.0% of such person’s base salary, out of a maximum possible 20%, Mr. Schmidt received performance-based incentive compensation totaling 14.3% of his base salary, out of a maximum possible 25%, Mr. Lawrence received performance-based incentive compensation totaling 20.0% of his base salary, out of a maximum possible 20%, and Mr. Harlow received performance-based incentive compensation totaling 24.0% of his base salary, out of a maximum possible 25%.

Mr. Rainbolt

For 2016, Mr. Rainbolt was eligible for a bonus up to 20% of his base salary, based upon budgeted pre-tax income and budgeted classified assets for our principal bank subsidiary, BancFirst, and the results of the internal audits of the Bank’s branches, all determined on a company-wide basis. Each of these factors was weighted, as indicated in the following table:

Objectives for 2016	Maximum Percentage of Base Salary	2016 Goal	Actual 2016 Performance
Budgeted pre-tax income for BancFirst	9.00%	$100,191,000	$107,687,000
Budgeted classified assets for BancFirst	9.00%	(1)	(1)
Internal audit	2.00%	(2)	(2)

(1)	Federal and state banking regulations prohibit us from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.
(2)

Branches are assigned internal scores from 1 to 5, with 1 being the best, based on results of regulatory compliance audits as well as management’s subjective assessment of each branch’s performance in certain other categories, such as information technology, trust and insurance services.  The maximum incentive compensation of 2% available for the internal audit metric was based on an average score between 1.0 and 1.5, calculated by dividing the total of the scores for all branches, divided by 53, the number of Bank branches.

(3)

The net income and internal audit goals were fully attained; however, the classified asset goal was not met. This resulted in Mr. Rainbolt receiving a total cash incentive bonus for 2016 equal to 11% of his base salary.

Mr. Lawrence

For 2016, Mr. Lawrence was eligible for a bonus of up to 20% of his base salary.  The 2016 performance objectives for Mr. Lawrence included no specific financial objectives, but instead related to strategic and operational objectives in connection with Mr. Lawrence’s role throughout the year as Chief Financial Officer. Mr. Lawrence’s performance objective for 2016 included the following:

•	Ensuring the integrity and timeliness of financial and regulatory reporting;
•	Continuing to monitor actual financial performance as compared to budget;
•	Overseeing and monitoring our tax credit investments;
•	Evaluating and appropriately managing finance and accounting organizational structure, systems, workflow and staffing requirements;
•	Managing the budgeting and forecasting process; and
•	Overseeing the capital plan for us, including monitoring capital levels and recommending appropriate adjustments as needed.

In reviewing Mr. Lawrence’s attainment of those objectives, the CEO made a subjective determination that Mr. Lawrence was generally successful in achieving the objectives set for him.  Accordingly, the CEO recommended to the Compensation Committee that Mr. Lawrence be awarded the full bonus of 20% of his base salary.

Mr. Brand

For 2016, Mr. Brand was eligible for a bonus up to 20% of his base salary, based upon budgeted pre-tax income and budgeted classified assets for our principal bank subsidiary, BancFirst, and the results of the internal audit of the Bank’s branches, all determined on a company-wide basis.  Each of these factors was weighted, as indicated in the following table:

Objectives for 2016	Maximum Percentage of Base Salary	2016 Goal	Actual 2016 Performance
Budgeted pre-tax income for BancFirst	9.00%	$100,191,000	$107,687,000
Budgeted classified assets for BancFirst	9.00%	(1)	(1)
Internal audit	2.00%	(2)	(2)

(1)	Federal and state banking regulations prohibit us from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.
(2)

Branches are assigned internal scores from 1 to 5, with 1 being the best, based on results of regulatory compliance audits as well as management’s subjective assessment of each branch’s performance in certain other categories, such as information technology, trust and insurance services.  The maximum incentive compensation of 2% available for the internal audit metric was based on an average score between 1.0 and 1.5, calculated by dividing the total of the scores for all branches, divided by 53, the number of Bank branches.

The net income and internal audit goals were fully attained, however the classified asset goal was not. This resulted in Mr. Brand receiving a total cash incentive bonus for 2016 equal to 11% of his base salary.

Mr. Schmidt

For 2016, Mr. Schmidt was eligible for a bonus of up to 25% of his base salary, based upon budgeted pre-tax income and budgeted classified assets, internal audit results and non-interest income, all with respect to the BancFirst branches that Mr. Schmidt supervised. These factors were weighted so that the budgeted pre-tax income goal constituted up to a 7.5% bonus, the classified assets goal constituted up to a 7.5% bonus, the branch audit results constituted up to a 2.5% bonus, and achievement of the non-interest income goal (which included attainment of budgeted insurance referrals with respect to BancFirst’s insurance agency subsidiary, achievement of budgeted treasury management revenue and net account openings) constituted up to a 7.5% bonus, as indicated in the following table:

Objectives for 2016	Maximum Percentage of Base Salary	2016 Goal	Actual 2016 Performance
Budgeted pre-tax income for BancFirst branches supervised	7.50%	$77,078,000	$78,870,000
Budgeted classified assets for BancFirst branches supervised	7.50%	(1)	(1)
Satisfactory branch internal audits for BancFirst branches supervised	2.50%	(2)	(2)
Non-interest income	7.50%	(3)	(3)

(1)	Federal and state banking regulations prohibit us from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.
(2)	The objective for the branch internal audits was determined subjectively based on the results of the internal audits for the year of the branches that Mr. Schmidt supervises.
(3)

The objective for the noninterest income was determined subjectively based on the sum specific targets for individual branches developed from the budgets and desired improvements of the individual branches that Mr. Schmidt supervises.

The budgeted pre-tax income goal was fully attained, and the CEO recommended that Mr. Schmidt receive 100% of the maximum bonus of 7.5% for this goal.  The classified asset goal was not attained, and the CEO recommended that Mr. Schmidt receive no bonus for this goal. The branch internal audit goal was not fully attained, and the CEO recommended that Mr. Schmidt be paid approximately 62% of the maximum bonus of 2.5% for this goal.  The noninterest income goal was not fully attained and the CEO recommended that Mr. Schmidt be paid approximately 70% of the maximum bonus of 7.5% for this goal.  This resulted in Mr. Schmidt receiving a total cash incentive bonus for 2016 equal to approximately 14.3% of his base salary.

Mr. Harlow

For 2016, Mr. Harlow was eligible for a bonus of up to 25% of his base salary, based upon budgeted pre-tax income and budgeted classified assets, internal audit results and non-interest income, all with respect to the BancFirst branches that Mr. Harlow supervised. These factors were weighted so that the budgeted pre-tax income goal constituted up to a 7.5% bonus, the classified assets goal constituted up to a 7.5% bonus, the branch audit results constituted up to a 2.5% bonus, and achievement of the non-interest income goal (which included attainment of budgeted insurance referrals with respect to BancFirst’s insurance agency subsidiary, achievement of budgeted treasury management revenue and net account openings) constituted up to a 7.5% bonus, as indicated in the following table:

Objectives for 2016	Maximum Percentage of Base Salary	2016 Goal	Actual 2016 Performance
Budgeted pre-tax income for BancFirst branches supervised	7.50%	$24,212,000	$25,083,000
Budgeted classified assets for BancFirst branches supervised	7.50%	(1)	(1)
Satisfactory branch internal audits for BancFirst branches supervised	2.50%	(2)	(2)
Non-interest income	7.50%	(3)	(3)

(1)	Federal and state banking regulations prohibit us from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.
(2)	The objective for the branch internal audits was determined subjectively based on the results of the internal audits for the previous year of the branches that Mr. Harlow supervises.
(3)

The objective for the noninterest income was determined subjectively based on the sum specific targets for individual branches developed from the budgets and desired improvements of the individual branches that Mr. Harlow supervises.

The budgeted pretax income goal and budgeted classified assets goal were fully attained and the CEO recommended that Mr. Harlow be paid 100% of the maximum bonus of 7.5% for each goal. The branch internal audit goal also was fully attained and the CEO recommended that Mr. Harlow be paid 100% of the maximum bonus of 2.5% for this goal. The noninterest income goal was not fully attained and the CEO recommended that Mr. Harlow be paid approximately 86.7% of the maximum bonus of 7.5% for this goal.  This resulted in Mr. Harlow receiving a total cash incentive bonus for 2016 equal to 24% of his base salary.

Long-Term Awards

Stock Option Grants

Executive officers receive equity compensation awards in the form of nonqualified incentive stock options under the BancFirst Corporation Stock Option Plan (the “Employee Plan”). The stock options are designed to align the interests of the executive officers with the shareholders’ long-term interests by providing them with equity awards that generally are exercisable beginning four years from the date of grant at the rate of 25% per year for four years. Historically, the Company has not granted equity awards to the same degree as its peers; typically, option grants have been made either as an employment incentive in connection with the Company’s efforts to employ an executive officer, as a retention device or to focus executive officers on the achievement of long-term corporate goals. The Employee Plan was adopted by the Board of Directors in 1986 and has been amended several times since its adoption to increase the number of shares issuable under the plan and to extend the term of the plan, which currently extends to December 31, 2019. The Company does not have stock ownership guidelines for its directors or executive officers. Given the CEO’s significant existing stock ownership in the Company, he has recommended to the Compensation Committee that he not be granted any additional stock options. Awards granted to our other executive officers are recommended by our CEO and approved by our Compensation Committee. All awards granted under the Plan are ratified by the full Board.

All stock options granted under the Employee Plan are made at the market price at the time of the award. The Company has never granted stock options with an exercise price that is less than the closing price of the Company’s common stock as reported by NASDAQ on the grant date, nor has it granted stock options which were priced on a date other than the grant date. The long-term incentive award information for the Company’s named executive officers during fiscal year 2016 is included in “— Executive Compensation—Option Grants in Last Fiscal Year” and additional information on the option awards is shown in “—Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”

Supplemental Executive Retirement Agreements

In 2007, the Company entered into supplemental retirement agreements with a number of the Company’s executive officers designated by the CEO. These agreements seek to encourage the executive officers who are parties to such agreements to remain employed with the Company. Under the terms of the agreements, which were approved by the Compensation Committee, the signatory executive officer will receive a specified annual benefit paid in monthly installments for a specified number of years, typically 10 years, after retirement at age 65. If the executive officer’s employment is terminated by the Company for cause or by reason of voluntary early retirement, the executive officer will not receive any benefits under the agreement. The agreements also provide for specified benefits (generally, the discounted present value of the income stream) in the event of a change-in-control or involuntary early retirement. For details regarding the terms and payments under the supplemental retirement agreement for David Harlow and Darryl Schmidt, the only named executive officers receiving such a benefit, see “—Executive Compensation—Potential Payments on Termination or Change-in-Control.”

Survivor Benefit Agreements

The Company has also entered into survivor benefit agreements with a number of the Company’s executive officers designated by the CEO. In connection with these agreements, the Company purchased life insurance policies with respect to the relevant individuals. Under these agreements, the Company owns the insurance policies, is entitled to the cash value of the policies and is responsible for paying the associated premiums. Upon the executive officer’s death while still employed with the Company, a beneficiary selected by the executive officer is entitled to a specified amount of the death benefit under the policy. The survivor benefit agreement and any benefit from it terminates upon the executive officer’s termination of employment for any reason, including retirement or disability. David Harlow and Darryl Schmidt are the only named executive officers who participated in this benefit. The value of the benefit is included in All Other Compensation in the Summary Compensation Table.

Benefits Available to All Employees

The Company maintains a 401(k) employee savings and retirement plan, as well as an employee stock ownership plan (“ESOP”), both of which are broad-based plans covering all full-time employees, including the Company’s executive officers, who have attained the age of 21 years and who have completed six months of employment during the year. The Company’s matching contribution to the 401(k) plan equals 50% of the first 6% of pay that is contributed by a participating employee to the plan.  Benefits under the ESOP are based solely on the amount contributed by the Company, which is used to purchase the Company’s common stock. A participant’s allocation is the total employer contribution multiplied by the ratio of that participant’s applicable compensation over the amount of such compensation for all participants for that year. The total amount contributed by the Company to the ESOP for 2016 was $2,352,000, and the total amount contributed by the Company to the 401(k) plan in 2016 was $2,074,000. The contribution to the ESOP is based primarily on profits of the Company, but any contribution to the ESOP is within the sole discretion of the Board and there are no specific performance measures set forth in the ESOP. The Company’s contribution to these plans in 2016 is included as one of the components of compensation reported in “Summary Compensation Table – All Other Compensation.”

The Company offers group health and dental benefits to all full-time employees.  A specified amount of the premium is paid by the Company for all participating employees, and the employees pay the additional amount of the premium for their respective level of coverage. The Company also provides fully-paid group term life insurance and long-term disability insurance to all full-time employees. The benefits under these group plans are based on the annual salaries of the employees.

Perquisites

The Company generally limits perquisites that it makes available to executive officers to those that are available to all employees or are required for their efficient conduct of Company business. Three of the five named executive officers are furnished company-owned automobiles.  Certain of the named executive officers and other executive officers are also provided with club memberships and cell phones.  Pursuant to the Company’s Aircraft Policy, the named executive officers and other management employees are provided use of the Company’s aircraft for business purposes.  Generally, no named executive officer is provided use of the Company aircraft for personal travel.  Pursuant to the Aircraft Policy, any such use is fully charged against the individual, at a rate of $625 per flight hour plus pilot expenses.  The Company aircraft is owned jointly by the Company’s banking subsidiary and an entity affiliated with H.E. Rainbolt and David E. Rainbolt, whose personal use of the Company aircraft is governed by the terms of a Joint Ownership Agreement.  Information on the perquisites received by the named executive officers is included in “Summary Compensation Table – All Other Compensation.”

Employment Arrangements

The Company does not have employment arrangements with any of the named executive officers or any other executive officer.

Tax and Accounting Information

Deductibility of Executive Compensation. The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code section 162(m) provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1.0 million for the applicable taxable year, unless specified conditions are satisfied. Currently, remuneration is not expected to exceed $1.0 million for any employee.  Therefore, the Company does not expect that compensation will be affected by the qualifying compensation regulations.

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid to the Company’s principal executive officer, principal financial officer, and three most highly compensated officers other than the principal executive officer and principal financial officer, collectively referred to as the named executive officers in this document, for services rendered in all capacities to the Company during the last three fiscal years ended December 31, 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Performance-based Incentive Pay ($)	Option Awards ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)		All Other Compensation ($) (2)		Total ($)
David E. Rainbolt	2016	$445,000	$48,950	—	—		$35,283	(3)	$529,223
President and CEO	2015	$425,000	$85,000	—	—		$33,157	(3)	$543,157
	2014	$410,000	$45,100	—	—		$31,843	(3)	$486,943
Kevin Lawrence (5)	2016	$238,000	$47,600	—	—		$15,689		$301,289
Executive Vice President and CFO	2015	$214,231	$45,000	$326,735	—		$11,979		$597,945
Dennis L. Brand	2016	$545,000	$59,950	—	—		$25,474	(3)(4)	$630,424
President and CEO-	2015	$525,000	$105,000	—	—		$24,388	(3)(4)	$654,388
BancFirst	2014	$510,000	$56,100	—	—		$23,339	(3)(4)	$588,439
David Harlow	2016	$364,000	$112,970(6)	—	$30,126	(1)	$22,006	(4)	$529,102
Regional Executive	2015	$325,000	$45,500	—	$27,343	(1)	$21,240	(4)	$419,083
	2014	$310,000	$36,425	—	$24,795	(1)	$21,655	(4)	$392,875
Darryl Schmidt	2016	$364,000	$52,178	—	$29,857	(1)	$18,161	(4)	$464,196
Executive Vice President and	2015	$350,000	$73,500	—	$27,096	(1)	$18,526	(4)	$469,122
Director of Community Banking	2014	$340,000	$74,800	—	$24,572	(1)	$17,341	(4)	$456,713

(1)	Represents the change in the present value of accumulated benefit payable to Messrs. Harlow and Schmidt under the Supplemental Executive Retirement Agreement dated November 15, 2006.
(2)

Includes for each of the named executive officers contributions by the Company to the Retirement Plans and the values attributed to certain life insurance benefits.  The amounts of contributions to the Retirement Plans for 2016 for each of the named executive officers were: David E. Rainbolt - $15,635; Kevin Lawrence - $15,635; Dennis L. Brand - $15,635; Darryl Schmidt - $15,635; David Harlow - $15,635.

(3)	Includes directors’ fees paid to the respective named executive officers.
(4)

Includes the values attributed to the personal use of Company owned automobiles provided to the respective named executive officers (as calculated in accordance with Internal Revenue Service guidelines).

(5)	Mr. Lawrence was appointed CFO effective April 1, 2015.
(6)

Mr. Harlow was paid a bonus of $29,250 in February 2016 that related to his 2015 compensation package. Amount shown does not reflect $3,640 paid to Mr. Harlow in January of 2017 related to his 2016 compensation package.

Grants of Plan-Based Awards

No stock option grants made to any of the named executive officers during 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options previously awarded to the named executive officers at December 31, 2016.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David E. Rainbolt	—	—		—	—
Kevin Lawrence	—	25,000	(1)	$42.860	5/31/2028
	—	25,000	(2)	$64.600	6/19/2030
Dennis L. Brand	12,500	—		$37.310	12/17/2024
David Harlow	10,000	—		$36.465	2/18/2020
	10,000	—		$40.370	3/6/2021
Darryl Schmidt	30,000	—		$25.000	5/2/2018

1.	Mr. Lawrence’s options will vest at various dates through May 13, 2020.
2.	Mr. Lawrence’s options will vest at various dates through June 19, 2022.

Option Exercises

The following table shows the number of shares acquired and the value realized on the exercise of stock options during 2016 for each of the Company’s named executive officers.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
David E. Rainbolt	—	—
Kevin Lawrence	—	—
Dennis L. Brand	25,000	$804,571
David Harlow	20,000	$811,124
Darryl Schmidt	18,500	$955,304

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2016, concerning certain compensation plans under which the Company’s equity securities are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	777,472	$44.63	275,644
Equity compensation plans not approved by security holders	—	—	—
Total	777,472	$44.63	275,644

Supplemental Retirement Benefits

The table below shows the present value of accumulated benefit payable to David Harlow and Darryl Schmidt under the Supplemental Executive Retirement Agreement dated November 15, 2006.  None of the other named executive officers are covered by a supplemental retirement agreement. The number of years of credited service for Messrs. Harlow and Schmidt is their total years of service with the Company.  The present value of accumulated benefit payable to Messrs. Harlow and Schmidt was determined using a retirement age of 65 and a discount rate of 6%.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David Harlow	Supplemental Executive Retirement Agreement	17.3	$201,041	—
Darryl Schmidt	Supplemental Executive Retirement Agreement	13.6	$199,232	—

Under the terms of the Supplemental Executive Retirement Agreement, if Messrs. Harlow or Schmidt remains continually employed with the Bank until age 65, Mr. Harlow and Mr. Schmidt will be entitled to a supplemental retirement benefit of $100,000 per year for ten years, irrespective of whether they then retire or continue to be employed by the Bank beyond age 65.  If Messrs. Harlow or Schmidt dies during the ten-year period, their surviving spouse or other designated beneficiary will receive the remaining payments over the remainder of the ten-year period. A lump-sum distribution, equal to the discounted present value of the aggregate supplemental payments, is payable upon separation from service following a change of control of the Bank or if Messrs. Harlow or Schmidt is terminated without cause between the ages of 59 and 65.  No benefits are payable under the agreement if Messrs. Harlow or Schmidt (i) ceases to be employed by the Bank for any reason (other than death) prior to reaching age 59 or (ii) is terminated by the Bank for “cause,” as such term is defined in the agreement, prior to reaching age 65. If Messrs. Harlow or Schmidt dies before age 65 while still employed with the Bank, his surviving spouse or other designated beneficiary will receive a lump sum distribution equal to a percentage of the total lump sum amount of Messrs. Harlow or Schmidt supplemental retirement income, calculated on the percentage that the total number of months between the effective date of the agreement and the executive’s death represents of the total months between the effective date of the agreement and the date the executive would have reached age 65.  Messrs. Harlow or Schmidt will forfeit any non-distributed benefits payable under the agreement if he violates certain non-compete and confidentiality restrictions in the agreement.

Potential Payments upon Termination or Change-in-Control

Except for the Supplemental Executive Retirement Agreement of David Harlow and Darryl Schmidt described above, the Company has no agreements with any other named executive officer providing for potential payments upon termination of employment or a change-in-control of the Company.

DIRECTOR COMPENSATION

The Company provides the following elements of compensation for its non-employee directors, each of whom is also a director of the Bank:

•	A retainer of $1,500 per quarter to each non-employee director for serving on the Board.
•	A retainer of $1,500 per month to each non-employee director for serving on the Bank Board of Directors.
•	A retainer of $1,500 per month to each member of the Audit Committee.
•	A retainer of $3,750 per quarter to the chairman of the Audit Committee.
•	A fee of $1,500 per meeting to each member of the Compensation Committee.
•	A grant of 10,000 options to each non-employee director at the time of their initial appointment or election to the Board.

The Company pays employee directors each a retainer of $500 per quarter for their services as directors.

The option grants are provided under the BancFirst Corporation Non-Employee Directors’ Stock Option Plan (the “Directors’ Stock Plan”) and are exercisable at the rate of 25% per year beginning one year from the date of grant.  If a director is terminated for cause, all options will be forfeited immediately.  If a director ceases to be member of the Board for any other reason, unvested options will terminate and only previously vested options may be exercised for a period of 30 days following termination (or 12 months in the case of termination on account of death).

Non-employee directors can elect to defer all or any portion of their cash compensation through Deferred Stock Compensation Plan.  Under the Deferred Stock Compensation Plan, directors of the Company and members of the community advisory boards of the Bank may defer up to 100% of their Board fees.  They are credited for each deferral with a number of stock units based on the current market price of the Company’s stock, which accumulate in an account until such time as the director or community board member terminates service as a Board member.  Shares of the Company’s common stock are then distributed to the terminating director or community board member based upon the number of stock units accumulated in his or her account.  Because stock units are not actual shares of the Company’s common stock, they do not have any voting rights.

Additionally, non-employee directors may be reimbursed for their expenses in connection with attending Board meetings.

The following table provides compensation information for the Company’s directors who served during fiscal 2016.

Director Compensation

	Earned or		Stock	Option	All Other
	Paid in Cash		Awards	Awards	Compensation		Total
Name	($)		($)(1)	($)(2)	($)		($)
C. L. Craig, Jr.	$25,500		$5,773	—	—		$31,273
William H. Crawford	$24,000		—	—	$900	(3)	$24,900
James R. Daniel	$2,000		—	—	—		$2,000
F. Ford Drummond	$19,500		$6,809	—	—		$26,309
K. Gordon Greer (6)	—		$1,409	—	—		$1,409
Dr. Donald B. Halverstadt (6)	$10,500		—	—	—		$10,500
William R. Johnstone	$2,000		—	—	—		$2,000
Frank Keating	$19,500		—	$117,505	—		$137,005
Dave R. Lopez	$22,500		$1,610	—	—		$24,110
J. Ralph McCalmont (7)	$57,000		—	—	—		$57,000
Tom H. McCasland, III	—		$68,672	—	—		$68,672
Ronald J. Norick	$24,000		—	—	—		$24,000
Paul B. Odom, Jr. (7)	$24,000		—	—	—		$24,000
Laura J. Ratliff	—		—	—	$18,000	(4)	$18,000
H. E. Rainbolt	$152,000	(5)	—	—	—		$152,000
Michael S. Samis	$30,000		—	—	—		$30,000
Natalie Shirley	—		$44,518	—	—		$44,518
Michael K. Wallace	$24,000		—	—	$1,500	(3)	$25,500
Gregory G. Wedel	—		$43,484	—	—		$43,484
G. Rainey Williams, Jr.	$19,500		$8,424	—	$18,000	(4)	$45,924

(1)

Represents the closing price of the Company’s common stock on each deferral date times the number of stock units allocated to the accounts of the respective participating directors for deferrals of fees under the Deferred Stock Compensation Plan and for additional stock units credited for the assumed reinvestment of dividends.  As of December 31, 2016, each of the participating directors had the following aggregate number of stock units accumulated in their deferral accounts: C. L. Craig, Jr. – 4,009; F. Ford Drummond – 619; Dave R. Lopez – 90; Tom H. McCasland, III – 6,564; Natalie Shirley – 2,129; Gregory G. Wedel – 1,409; G. Rainey Williams, Jr. – 1,737.

(2)

Represents the aggregate grant date fair value for awards of stock options granted during fiscal 2016, computed in accordance with ASC 718. These amounts reflect the grant date fair value, and do not represent the actual value that may be realized. As of December 31, 2016, each director had the following number of options outstanding:  F. Ford Drummond – 10,000; Frank Keating – 10,000; Dave R. Lopez – 10,000; Ronald J. Norick – 7,000; Michael S. Samis – 6,000; Natalie Shirley – 10,000; Michael K. Wallace – 10,000; Gregory G. Wedel – 10,000.

(3)	Consists of payments pursuant to a Consulting Agreement for serving as a Community Director.
(4)	Consists of payments for serving on BancFirst’s Senior Trust Committee. Mrs. Ratliff is a nonvoting advisory director to the Board.
(5)	Mr. Rainbolt receives a fee for serving as Chairman of the Board.
(6)	Mr. Greer and Dr. Halverstadt did not stand for re-election at the May 26, 2016 meeting.
(7)	Mr. McCalmont and Mr. Odom are not standing for re-election at the Annual Meeting.

STOCK OWNERSHIP

Certain Beneficial Owners

Unless otherwise indicated, the following table sets forth information as of April 7, 2017 with respect to any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, which is the Company’s only class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
David E. Rainbolt P.O. Box 26788 Oklahoma City, OK 73126	5,590,023	(1)	35.18%

Investors Trust Company P.O. Box 400 Duncan, OK 73534	952,502	(2)	5.99%

BancFirst Corporation Employee Stock Ownership Plan (the “ESOP”) and BancFirst Corporation Thrift Plan (the “Thrift Plan” and, together with the ESOP, the “Retirement Plans”) P.O. Box 26788 Oklahoma City, OK 73126	989,538	(3)	6.23%

(1)

Shares shown as beneficially owned by David E. Rainbolt include 5,500,000 shares held by R Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the managing partner and 32,729 shares held by the Retirement Plans for the accounts of Mr. Rainbolt.

(2)

Investors Trust Company, an Oklahoma-chartered trust company, acts as trustee or co-trustee of various trusts which, in the aggregate, own 952,502 shares.  Tom H. McCasland, III, a director of the Company, is a stockholder of Investors Trust Company and serves on its Board of Directors.  Any voting or disposition of the Company’s common stock by Investors Trust Company is determined by its Board of Directors.  No attribution of beneficial ownership of shares included as beneficially owned by Investors Trust Company has been made separately to its board members or owners, all of whom disclaim beneficial ownership of shares in such capacities.

(3)

Includes 863,735 shares (5.44%) held by the ESOP and 125,803 shares held by the Thrift Plan (0.79%).  The Retirement Plans are both administered by the Company’s Retirement Plan Administrative Committee.  Each Retirement Plan participant may direct the Retirement Plan Administrative Committee how to vote the shares of common stock that are allocated to his account.  The Retirement Plan Administrative Committee exercises discretion in voting any shares that are not allocated to participants' accounts.  As of April 7, 2017, participants in both Retirement Plans could direct the voting of all 989,538 shares held by the plans.

Because of his position with the Company and his equity ownership therein, David E. Rainbolt may be deemed to be a “parent” of the Company for purposes of the Securities Act of 1933 (the “Act”).

Directors and Management

As of April 7, 2017, the directors and executive officers of the Company as a group (40 persons, including David E. Rainbolt and certain executive officers of the Bank), beneficially owned 6,644,723 shares of the Company’s common stock (41.81% of the total shares outstanding at that date), excluding 140,700 shares represented by options exercisable within 60 days.  It is the intent of the directors and executive officers to vote these shares (i) FOR the election of the 19 nominees named herein as directors of the Company; (ii) FOR the amendment of the Company’s certificate of incorporation to increase the authorized shares of common stock to 40,000,000; (iii) FOR the ratification of BKD, LLP as the Company’s independent registered public accounting firm; (iv) FOR the approval of the compensation for the named executive officers; and (v) THREE YEARS for the frequency of holding the advisory vote on compensation for the named executive officers.

The following table sets forth as of April 7, 2017 the number of shares of common stock owned by (i) each director of the Company, (ii) each nominee for director, (iii) the executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group, together with the percentage of outstanding common stock owned by each.  The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days after April 7, 2017.  For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

	Amount of Beneficial Ownership		Percent of Class
Dennis L. Brand	7,588	(1)	0.05%
C. L. Craig, Jr.	25,870		0.16%
William H. Crawford	330,980	(2)	2.08%
James R. Daniel	5,517	(3)	0.03%
F. Ford Drummond	13,000	(4)	0.08%
David Harlow	23,760	(5)	0.15%
William O. Johnstone	9,121	(6)	0.06%
Frank Keating	2,500	(7)	0.02%
Kevin Lawrence	6,576	(8)	0.04%
Dave R. Lopez	10,000	(9)	0.06%
J. Ralph McCalmont	160,059	(10)	1.01%
Tom H. McCasland, III	138,919	(11)	0.87%
Ronald J. Norick	11,000	(12)	0.07%
Paul B. Odom, Jr.	64,700		0.41%
David E. Rainbolt	5,590,023	(13)	35.18%
H. E. Rainbolt	20,453		0.13%
Michael S. Samis	6,000	(14)	0.04%
Darryl Schmidt	37,892	(15)	0.24%
Natalie Shirley	10,500	(16)	0.07%
Michael K. Wallace	11,700	(17)	0.07%
Gregory G. Wedel	5,000	(18)	0.03%
G. Rainey Williams, Jr.	31,800		0.20%
All directors and executive officers as a group (40 persons)	6,785,423		42.32%

(1)	Includes 2,588 shares held by the Retirement Plans for the accounts of Mr. Brand.
(2)	Consists of shares deemed to be beneficially owned by Mr. Crawford as managing partner of Crawford Family Investments Limited Partnership.
(3)	Includes 4,917 shares held by the ESOP for the account of Mr. Daniel.
(4)	Includes 10,000 shares Mr. Drummond has the right to acquire upon the exercise of options exercisable within 60 days after April 7, 2017.
(5)

Includes 3,760 shares held by the Retirement Plans for the accounts of Mr. Harlow and 20,000 shares Mr. Harlow has the right to acquire upon the exercise of options exercisable within 60 days after April 7, 2017.

(6)	Includes 2,000 shares owned by a company that Mr. Johnstone controls and 3,251 shares held by the ESOP for the account of Mr. Johnstone.
(7)	Consists of shares Mr. Keating has the right to acquire upon the exercise of options exercisable within 60 days after April 7, 2017.
(8)	Includes 326 shares held by the ESOP for the account of Mr. Lawrence and 6,250 shares Mr. Lawrence has the right to acquire upon the exercise of options exercisable within 60 days after April 7, 2017.
(9)	Consists of shares Mr. Lopez has the right to acquire upon the exercise of options exercisable within 60 days after April 7, 2017.
(10)	Consists of shares held by the McCalmont Family LLC of which Mr. McCalmont is the manager.
(11)	Includes 3,422 shares held directly by Mr. McCasland’s wife, 135,497 shares held by two trusts of which Mr. McCasland is the trustee.
(12)	Consists of shares held by a partnership of which Mr. Norick is a general partner.
(13)

Includes 5,500,000 shares held by R Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the managing partner, and 32,729 shares held by the Retirement Plans for the accounts of Mr. Rainbolt.

(14)	Consists of shares Mr. Samis has the right to acquire upon the exercise of options exercisable within 60 days after April 7, 2017.
(15)

Includes 2,892 shares held by the ESOP for the account of Mr. Schmidt and 25,000 shares Mr. Schmidt has the right to acquire upon the exercise of options exercisable within 60 days after April 7, 2017.

(16)	Includes 7,500 shares Ms. Shirley has the right to acquire upon the exercise of options exercisable within 60 days after April 7, 2017.

(17)	Includes 10,000 shares Mr. Wallace has the right to acquire upon the exercise of options exercisable within 60 days after April 7, 2017.
(18)	Consists of shares Mr. Wedel has the right to acquire upon the exercise of options exercisable within 60 days after April 7, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock.  We believe that, during fiscal 2016, our directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements, with the exceptions noted herein. One Form 3 was filed late by John Anderson which was filed on April 5, 2016. One Form 3 was filed late by Frank Keating which was filed on April 29, 2016. One Form 4 was filed late by Dennis Brand on November 22, 2016 to report a stock sale on November 17, 2016. In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to us and the written representations of our directors, executive officers and 10% shareholders.

PROPOSALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

If you would like to have a proposal considered for inclusion in the proxy statement for the 2018 Annual Meeting, you must submit your proposal no later than December 22, 2017.  You must submit proposals in writing to the attention of the Secretary at the following address:

Secretary

BancFirst Corporation

101 N. Broadway

Oklahoma City, Oklahoma 73102

OTHER MATTERS

The management of the Company does not know of any other matters that are to be presented for action at the meeting.  Should any other matter come before the meeting, however, it is the intent of the persons named in the proxy to vote all proxies with respect to such matter in accordance with the recommendations of the Board of Directors.

Appendix A

AUTHORIZED SHARES AMENDMENT

(TEXT OF PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF BANCFIRST CORPORATION TO AMEND THE AUTHORIZED SHARES OF COMMON STOCK)

If Proposal 2 is approved, the Certificate of Incorporation of BancFirst Corporation shall be amended pursuant to Section 1077 of the Oklahoma General Corporation Act, by deleting Section A of Article 5 in its entirety and substituting therefore the following new section A of Article 5, as follows:

ARTICLE 5

A.

The aggregate number of shares of all classes which the Corporation shall have authority to allot is 50,900,000.  The designation of each class, the number of shares of each class, the par value of each class and the total authorized capital of the Corporation are as follows:

Class	Number of Shares	Par Value	Total Par Value Authorized
Senior Preferred Stock	10,000,000	$1.00	$10,000,000
10% Cumulative Preferred Stock	900,000	5.00	4,500,000
Common Stock	40,000,000	1.00	40,000,000
Total	50,900,000		$54,500,000

A-1

Appendix B

BANCFIRST CORPORATION

AUDIT COMMITTEE

CHARTER

AUDIT COMMITTEE PURPOSE:

The Audit Committee is appointed by the Board of Directors of BancFirst Corporation together with its subsidiaries, (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal and regulatory compliance.
•	Monitor the independence and performance of the Company’s independent external auditors and internal audit department.
•	Provide an avenue of communication among independent external auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent external auditors as well as anyone in the organization.  The Audit Committee shall have the authority and funding to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

COMMITTEE COMPOSITION AND MEETINGS:

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chairman is not designated, the members of the Committee may designate a Chairman by majority vote of the Audit Committee membership.  Each Audit Committee member shall be a member of the Board of Directors, shall be independent in accordance with Section 301 of the Sarbanes-Oxley Act of 2002 (the “SOA”) and shall meet the criteria of the Marketplace Rules of The NASDAQ Global Market, Inc. for membership on the Audit Committee.  The Audit Committee shall seek at all times to have at least one member designated as the “financial Expert,” as defined by applicable legislation.

The Committee shall meet at least monthly, or more frequent as circumstances dictate.  The Audit Committee Chairman shall approve an agenda in advance of each meeting.  The Committee should meet privately in executive session at least annually with bank management, chief internal auditor, the independent external auditors, and as a committee discuss any matters that the Committee or each of these groups believes should be discussed.

The Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the committee charter.

ROLE AND RESPONSIBILITIES:

The responsibilities of the Audit Committee and its related role are as follows:

Review and reassess the adequacy of the Audit Committee Charter at least annually.  Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

Review the Company’s quarterly financial statements prior to filing or distribution.  The review should include discussions with management, and if considered necessary the independent external auditors, regarding any significant accounting or disclosure matters.

Review the Company’s annual audited financial statements prior to filing or distribution. The review should include discussions with management and the independent external auditors regarding any significant accounting or disclosure matters.

In consultation with management, the independent external auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls.  Discuss significant financial risk exposures and steps management has taken to monitor, control, and report such exposures, and discuss policies with respect to risk assessment and risk management.  Review significant findings reported by the independent external auditors and the internal auditing department together with management’s responses.

Review and approve all related party transactions in advance.

INDEPENDENT EXTERNAL AUDITORS:

The responsibilities of the Audit Committee as it relates to the independent external auditors are as follows:

B-1

The Audit Committee shall have the sole authority to select and appoint the Company’s independent external auditors, and approve the fees for their services.  The independent external auditors shall report directly to the Audit Committee and the Audit Committee shall oversee their work, including the resolution of any disagreements between management and the auditors regarding financial reporting.

The Audit Committee shall pre-approve any non-audit services provided by the independent external auditors.

On an annual basis, the Audit Committee should review and discuss with the independent external auditors all significant relationships they have with the Company that could impair the auditor’s independence.

Review the independent external auditors audit plan.  Discussions should include, but not limited to, the scope, staffing, locations, reliance upon management or the internal auditor and the general audit approach.

Prior to releasing the bank’s annual reports, discuss the results of the audit with the independent external auditors.  Discuss certain matters that are required to be communicated to audit committees in accordance with AICPA SAS 61.

Consider any comments by the independent external auditors regarding the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Consider and establish clear hiring policies for employees or former employees of the independent external auditors.

INTERNAL AUDITORS:

The responsibilities of the Audit Committee as it relates to the internal auditors are as follows:

Review the internal audit budget, plan, and changes in plan, activities, organizational structure, and qualifications of the internal audit staff, as needed.

Review the appointment, performance, and replacement of the chief internal auditor.

Review significant reports prepared by the internal audit department together with any management response and follow-up to these reports.

OTHER RESPONSIBITIES:

On at least an annual basis, review with the Company’s general counsel, any legal matters that could have a significant impact on the Company’s financial statements, compliance with applicable laws or regulations, and inquires received from regulators or governmental agencies.

Annually prepare a report to the Company’s shareholders as required by the Securities and Exchange Commission.  The report should be included in the Company’s annual proxy statement.  Perform any other activities consistent with the Audit Committee Charter, Company’s by-laws, and governing law, as the Audit Committee or Board of Directors deems necessary or appropriate.

The Audit Committee shall establish and maintain procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.

Review annually whether all responsibilities outlined in this charter have been carried out.

Maintain minutes of meetings and periodically report to the Board of Directors on significant external or internal audit findings.

B-2

☐ FOLD AND DETACH HERE ☐

BANCFIRST CORPORATION

OKLAHOMA CITY, OKLAHOMA

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of

BancFirst Corporation for the Annual Meeting on May 25, 2017.

Your vote is important! Please sign and date on the reverse side and return promptly in the enclosed envelope.

The undersigned hereby appoints David E. Rainbolt and Randy Foraker as Proxies each with the power to appoint his substitute and each with full power to act without the other, and hereby authorizes them to present and vote all shares of Common Stock of the undersigned of BancFirst Corporation (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the Skirvin Hilton Hotel, 1 Park Avenue (the corner of Park Avenue and Broadway), Oklahoma City, Oklahoma 73102, on Thursday, May 25, 2017, at 9:00 a.m. and at any and all adjournments thereof on the reverse side:

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

be entitled to vote at the Annual Meeting of Shareholders to be held at the Skirvin Hilton Hotel, 1 Park Avenue (the corner of Park Avenue and Broadway), Oklahoma City, Oklahoma 73102, on Thursday, May 26, 2016, at 9:00 a.m. and at any and all adjournments thereof on the reverse side:(CONTINUED AND TO BE SIGNED ON OTHER SIDE)